Exhibit 10.47

MKS INSTRUMENTS, INC.

PRSU ASSUMPTION AGREEMENT

FOR EMPLOYEES OUTSIDE OF THE UNITED STATES

Holder: [                                ]

PERFORMANCE-BASED RESTRICTED STOCK UNIT ASSUMPTION AGREEMENT effective as of February __, 2019 (the “PRSU Assumption Agreement”).

WHEREAS, MKS Instruments, Inc., a Massachusetts corporation (“MKS”), has acquired Electro Scientific Industries, Inc., an Oregon corporation (“ESI”), through the merger of a wholly owned MKS subsidiary into ESI (the “Merger”), pursuant to the Agreement and Plan of Merger by and among MKS, ESI and such subsidiary dated as of October 29, 2018, as may have been amended from time to time (the “Merger Agreement”).

WHEREAS, before the consummation of the Merger, you held one or more outstanding awards of restricted stock units that were granted subject to vesting based on both the achievement of performance goals and the satisfaction of services conditions (“PRSUs”) with respect to shares of the common stock of ESI, no par value per share (“ESI Common Stock”), that you received under the Electro Scientific Industries, Inc. 2004 Stock Incentive Plan, as such plan has been amended from time to time, most recently on August 18, 2016 (the “ESI Plan”), each of which is evidenced by a Performance-Based Restricted Stock Units Award Agreement, as each such agreement may have been amended from time to time (a “PRSU Agreement”).

WHEREAS, the provisions of the Merger Agreement required MKS to assume, at the effective time of the Merger (the “Effective Time”), each PRSU award that was outstanding as of immediately prior to the Effective Time. Under the assumption, MKS has converted the number of shares of ESI Common Stock covered by each such PRSU award, as determined in accordance with the PRSU award, into shares of MKS common stock, no par value per share (“MKS Common Stock”) using an exchange ratio (the “Equity Award Exchange Ratio”) determined based on the Merger consideration and pre-closing trading prices for the MKS Common Stock pursuant to a method specified in the Merger Agreement. MKS has provided you the actual Equity Award Exchange Ratio in the employee communication to you regarding the conversion.

WHEREAS, the purpose of this PRSU Assumption Agreement is to evidence MKS’s assumption of your outstanding PRSU award identified on Annex A hereto at the Effective Time and to reflect certain adjustments to such PRSU award that were necessary or advisable in connection with their assumption by MKS.

NOW, THEREFORE, MKS and you agree as follows:

1. MKS has assumed, as of the Effective Time, all the duties and obligations of ESI under the PRSU award identified on Annex A hereto (the “ESI PRSUs” and, as assumed, the “Assumed ESI PRSUs”) and will issue from the MKS Instruments, Inc. 2014 Stock Incentive Plan as it may be amended or replaced from time to time (the “MKS Incentive Plan”), any shares that become distributable with respect to the Assumed ESI PRSUs. In connection with such assumption, the number of shares of MKS Common Stock under the Assumed ESI PRSU award that were earned or deemed to be earned, in accordance with the terms of the applicable ESI PRSU award and subject to any limitations set forth therein, covered by this PRSU Assumption Agreement reflects the Equity Award Exchange Ratio, resulting in Assumed ESI PRSUs for the number of shares of MKS Common Stock indicated on Annex A hereto. If you also held other ESI equity compensation awards at the Effective Time, including other PRSUs, those other awards are covered under one or more separate assumption agreements.

2. By clicking acceptance of this PRSU Assumption Agreement, you hereby acknowledge receipt of this PRSU Assumption Agreement and understand that all rights and liabilities with respect to your Assumed ESI PRSU award are as set forth in the applicable PRSU Agreement, the ESI Plan (to the extent incorporated into the PRSU Agreement) and this PRSU Assumption Agreement.

3. The intent of the foregoing adjustments to your ESI PRSUs is to preserve their value as determined in connection with the Merger, and you agree that this assumption satisfies Section 12.2-2 of the ESI Plan, if applicable, and the relevant provision of the applicable PRSU Agreement.

4. The following provisions will govern the Assumed ESI PRSU award:

(a) Unless the context otherwise requires, all references in the applicable PRSU Agreement and the ESI Plan (to the extent incorporated into such PRSU Agreement) are adjusted as follows: (i) all references to the “Company” mean ESI (after the merger with a subsidiary of MKS) and any successor entity into which ESI is subsequently merged subject to subsection (c) below, and, for purposes of “Reorganization Event” under the MKS Incentive Plan, MKS, (ii) all references to “Stock,” “Common Stock” or “Shares” mean shares of MKS Common Stock, (iii) all references to the “Board” mean the Board of Directors of MKS or the Compensation Committee of such Board and (iv) any interpretation of corporate law for purposes of the Assumed ESI PRSU award will be under Massachusetts law rather than Oregon law.

(b) All other provisions governing the vesting and termination of the Assumed ESI PRSU award, including any post-Effective Time rights to acceleration you may have under the applicable PRSU Agreement or otherwise, remain the same as set forth in the applicable PRSU Agreement (or other applicable agreement), and those provisions (and any related provisions of the ESI Plan incorporated by reference into such PRSU Agreement) will accordingly govern and control your rights under this PRSU Assumption Agreement to receive MKS Common Stock under the Assumed ESI PRSUs covered by this PRSU Assumption Agreement. For the avoidance of doubt, in accordance with the terms of the applicable PRSU Agreement, performance under the applicable PRSU Agreement was measured at the Effective Time and, following the Merger, the Assumed ESI PRSUs ceased to be subject to the enumerated performance factors and now vest solely based on your continued provision of service to MKS or any subsidiary of MKS through the period specified in the applicable PRSU Agreement.

(c) For purposes of applying any and all provisions of the applicable PRSU Agreement and the ESI Plan relating to your status as an employee of ESI or its parent or subsidiaries for purposes of determining your continuous employment, you will be deemed to be continuously employed for as long as you continue to render services as an employee to MKS or any present or future parent company or majority-owned subsidiary of MKS. Accordingly, the provisions of the applicable PRSU Agreement governing the termination of the Assumed ESI PRSUs in connection with your ceasing to be an employee will, after the Effective Time, be applied on the basis of your cessation of employee status with MKS and its parent and majority-owned subsidiaries.

(d) Shares of MKS Common Stock delivered to you upon settlement of your Assumed ESI PRSUs shall not be rounded down to the nearest whole share. Rather, fractional shares of MKS Common Stock, if any, shall be delivered to you.

(e) Taxes.

(i) MKS’s obligation to deliver Shares to you upon the vesting of the PRSUs shall be subject to your satisfaction of all income tax, social insurance, payroll tax, payment on account, or other tax related requirements (“Tax Obligations”).

(ii) You have reviewed with your own tax advisors the Tax Obligations applicable to you with respect to this Assumed ESI PRSU award and the transactions contemplated by this PRSU Assumption Agreement. You are relying solely on such advisors and not on any statements or representations of MKS, ESI, or any of their affiliates or agents. You understand that you (and not MKS, ESI or their affiliates) shall be responsible for complying with your own Tax Obligations that may arise as a result of the Assumed ESI PRSU award or the transactions contemplated by this PRSU Assumption Agreement.

(iii) MKS or its affiliates may be required to withhold amounts to satisfy Tax Obligations on your behalf. To the extent that MKS or any of its affiliates pays on your behalf any Tax Obligations for which you are responsible, MKS shall be entitled to require a cash payment by or on behalf of you and/or to deduct from other compensation payable to you the amount of any such Tax Obligations paid by MKS or its affiliates.

(f) Additional Provisions. The Assumed ESI PRSU award shall also be subject to provisions set forth on Exhibit A attached hereto, as applicable.

5. Except to the extent specifically modified by this PRSU Assumption Agreement, all of the terms and conditions of the applicable PRSU Agreement as in effect immediately prior to the Effective Time continue in full force and effect and are not in any way amended, revised or otherwise affected by this PRSU Assumption Agreement.

IN WITNESS WHEREOF, MKS Instruments, Inc. has caused this PRSU Assumption Agreement to be delivered on its behalf by its duly-authorized officer or agent.

MKS INSTRUMENTS, INC.

By:	[Insert electronic signature]
Gerald G. Colella, CEO

Date:	, 2019

Annex A

Name of PRSU Holder     [                                                         ]

Original Grant Date	Number of Shares of ESI Common Stock Earned and Deemed Earned, After Application of Cap	Number of Shares of MKS Common Stock under PRSUs After Conversion, All Treated as Subject to Time-Based Vesting

(The number of shares of MKS Common Stock following the conversion has been calculated by multiplying the number of shares of ESI Common Stock earned for any completed performance periods or deemed earned for any incomplete performance periods at the time of the Merger, in accordance with and subject to limitations contained in, the ESI PRSU award (including the cap on the number of shares of ESI Common Stock that may be earned under the ESI PRSU award) by the Equity Award Exchange Ratio and rounding to the nearest whole share. Any shares of ESI Common Stock subject to PRSUs that were not deemed earned by satisfaction of the relevant performance goal or that exceed the maximum cap for shares that may vest under the PRSUs have been forfeited as of the Effective Time.)

Exhibit A

1. Nature of the Grant. In signing this PRSU Assumption Agreement, you acknowledge that:

(a) The MKS Incentive Plan, under which the Assumed ESI PRSUs are granted, has been established voluntarily by MKS, is discretionary in nature and may be modified, amended, suspended or terminated by MKS at any time, except to the extent otherwise provided in the MKS Incentive Plan and this PRSU Assumption Agreement.

(b) The grant of the Assumed ESI PRSUs does not create any contractual or other right to receive future awards of PRSUs, or benefits in lieu of PRSUs, even if PRSUs have been awarded repeatedly in the past.

(c) All decisions with respect to future grants of PRSUs, if any, will be at the sole discretion of MKS.

(d) Your participation in the MKS Incentive Plan is voluntary.

(e) PRSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any wage payment, severance, redundancy, or other end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for MKS or your employer or arising under any employment agreement.

(f) The future value of the underlying shares of MKS Common Stock is unknown and cannot be predicted with certainty.

(g) If you receive shares of MKS Common Stock upon vesting, the value of such shares of MKS Common Stock acquired on vesting may increase or decrease in value.

2. Data Privacy Notice and Consent. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this paragraph, by and among, as applicable, your employer and MKS and its subsidiaries and affiliates for, among other purposes, implementing, administering and managing your participation in the MKS Incentive Plan. You understand that MKS and its subsidiaries hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of MKS Common Stock or directorships held in MKS, details of all options or any other entitlement to shares of MKS Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of managing and administering the MKS Incentive Plan (“Data”). You further understand that MKS and/or its subsidiaries will transfer Data amongst themselves as necessary for employment purposes, including implementation, administration and management of your participation in the MKS Incentive Plan, and that MKS and/or any of its subsidiaries may each further transfer Data to a broker or such other stock plan service provider or other third parties assisting MKS with processing of Data. You understand that these recipients may be located in the United States, and that the recipient’s country may have different data privacy laws and protections than in your country. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described in this section, including any requisite transfer to a broker or such other stock plan service provider or other third party as may be required for the administration of the MKS Incentive Plan and/or the subsequent holding of shares of MKS Common Stock on your behalf. You understand that you may, at any time, request access to the Data, request any necessary amendments to it or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that withdrawal of consent may affect your ability to participate in or realize benefits from the MKS Incentive Plan. For more information on the consequences of refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

3. Additional Notices to Hong Kong Participants.

Warning: The contents of this PRSU Assumption Agreement and the related MKS Incentive Plan have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any of the contents of this PRSU Assumption Agreement or the related MKS Incentive Plan, you should obtain independent professional advice.

The Assumed ESI PRSUs and the related shares of MKS Common Stock are not being offered to the public in Hong Kong or with the view to or in connection with any further sale in Hong Kong. The securities in relation to the MKS Incentive Plan will only be offered to eligible employees. You shall not resell the securities in relation to the MKS Incentive Plan to the public in Hong Kong.